EXHIBIT 10.5

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT is entered into on this 5th day of March 1998, by and between First Reserve, Inc., an Arizona corporation (the "Company") and Allen C. Harper ("Executive").

                                    RECITALS

                  A. The Company, through Esslinger-Wooten-Maxwell, Inc. ("EWM"), its wholly- owned subsidiary, is engaged in the real estate brokerage business.

                  B. The Executive has been employed as the Chairman and Chief Executive Officer of EWM since 1984.

                  C. The Company and the Executive wish to memorialize their existing relationship and provide for the Executive to continue as the Chairman and Chief Executive Officer of EWM and to be the Chairman and Chief Executive Officer of the Company, subject to the terms and conditions of this Agreement.

         In consideration of the premises and the mutual agreements herein, the Company and Executive hereby agree as follows:

                  1.       EMPLOYMENT.

                           (a) The Company hereby employs Executive, and
Executive hereby accepts and agrees to such employment, as the Chairman and Chief Executive Officer of the Company and the President of EWM.

                           (b) Executive shall have the duties and
responsibilities normally associated with the Chairman and Chief Executive Officer of both the Company and EWM, including, but not limited to, overseeing and managing all aspects of the Company's real estate brokerage business.

                           (c) Executive shall report to the Board of Directors
of the Company. While employed by the Company, Executive shall not, without the prior written consent of the Board of Directors, render his professional services to anyone other than the Company and will devote his full professional time, attention, and best efforts to the business of the Company and the fulfillment of his duties and obligations hereunder. The Executive shall also serve on the Board of Directors of the Company.

                  2. TERM. The Executive shall be employed for a term of five years from the date hereof, subject to earlier termination as provided herein. If the Executive is still employed at the end of the first five year term, the Executive may extend his employment for an additional five year term, at the option of the Executive.




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                  3. COMPENSATION. For all services rendered by the Executive pursuant to Paragraph 1 hereof, the Company shall pay to and provide for Executive (i) a salary of $270,000 per annum, (ii) a bonus as provided at the discretion of the Company's Board of Directors, and (iii) any additional benefits provided herein. Executive's salary and commissions shall be paid bi-monthly, or at such other regular intervals consistent with the normal payroll periods for the Company's other sales representatives, and such payments shall be subject to the usual deductions for income tax, FICA, and Medicare. Executive's salary may be adjusted annually by the Board of Directors; provided, however, that Executive's salary shall at no time be less than his first year salary and shall at all times be at least 10% higher than the salary paid to the Executive for the previous year.

                  4. VACATION. During the term of employment under this Agreement, Executive shall be entitled to vacations (without deduction in compensation or benefits) of such duration and at such time or times as may be consistent with prevailing vacation policies of the Company, but not less than three weeks per calendar year. Such vacation time shall be adjusted pro rata for the number of months worked in the initial and final partial years of this Agreement. Unused available vacation time may cumulate from one year into the following year.

                  5. INSURANCE AND OTHER BENEFITS. To the extent eligible, Executive may participate in any group disability, medical, retirement, pension or other similar Company benefit or insurance plan which is or may become generally available to other Executives of the Company, including participation in a 401(k) Plan. Additionally, the Company, at its expense, shall provide the Executive with life insurance and disability insurance, with the Executive or his designees as the beneficiaries thereof. Any payments received by Executive from such disability insurance or any other insurance provided herein shall not reduce the Executive's salary hereunder.

                  6. EXPENSES. The Company will reimburse the Executive's reasonable and necessary telephone, entertainment, travel and other expenses which are incurred in the furtherance of the Company's business purposes. The Company will also provide a monthly luxury automobile allowance.

                  7.       DEATH OR INCAPACITY.

                           (a) In addition to any other rights of the Executive
pursuant to any disability policies provided to Executive by the Company, if Executive is unable at any time during the term of this Agreement to perform his services by reason of physical or mental illness or incapacity, he shall receive his then regular compensation for the period then established in the Company's policies and procedures for Executives of the Company. If Executive is unable to consistently perform his material duties under this Agreement for any period of 90 consecutive days by reason of physical or mental illness or incapacity, the Company may terminate this Agreement at

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any time without any further liability to Executive beyond payment of two months of salary as a severance payment. Periods of consecutive incapacity within the same twelve month period arising from the same mental or physical condition which are less than 90 days each shall be cumulated and considered consecutive. The Board of Directors of the Company shall determine in its sole discretion whether Executive is ill or incapacitated for purposes of this Paragraph.

                           (b) In addition to any rights existing under any life
insurance policies provided by the Company to Executive, in the event of death of Executive at any time during the term of this Agreement, the Company shall pay to his surviving spouse, if any, the pro rata salary to which Executive was entitled through the date of his death. If Executive has no surviving spouse, then the Company shall pay the aggregate amount of such pro rata salary to Executive's estate.

                           (c) In the event of death or disability of Executive
prior to the end of a fiscal year of the Company, Executive (or Executive's estate, as the case may be) shall be entitled to a partial bonus of each year equal to the full bonus to which he would have been entitled under Paragraph 2(b), above, if any, multiplied by a fraction the numerator of which is the number of days in the fiscal year during which the Executive was employed by the Company and the denominator of which is 365.

                  8.       TERMINATION.

                           (a) The Company may terminate this Agreement, and the
Executive's employment hereunder, for "cause", subject to the notice and cure provisions of paragraph 8(b) below, if at any time the Executive:

                                    (i)     commits an act of theft or
                                            embezzlement from or fraud on the
                                            Company;

                                    (ii)    willfully refuse to continue his
                                            employment with the Company (except
                                            if disabled);

                                    (iii)   materially fails to comply with the
                                            Company's policies; or

                                    (iv)    is convicted of a felony or commits
                                            an act of moral turpitude or
                                            illegality that (a) brings the
                                            reputation of the Company into
                                            public disrepute or (b) causes the
                                            Company to be viewed unfavorably by
                                            the public.

         Upon termination, the Company as applicable, shall have no further liability hereunder except for salary accrued to the date of such termination notice or the first date of willful refusal by Executive to continue his employment, whichever the case may be.

                           (b) Before the Company terminates Executive it shall
give him written notice of his pending termination and give him 14 days from the date of the notice in which to cure the reason that gave rise to his pending termination. If in the reasonable determination of the Board of Directors Executive has timely cured the reason, the Company shall send written notification to

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Executive that he shall not be terminated. Otherwise, Executive shall be forthwith terminated without further notice, his last day of employment being the last day of his cure period.

                           (c) In the event the Company unilaterally terminates
this Agreement without cause prior to its expiration, the Company shall remain liable for all salary, payments and benefits otherwise due to Executive for the balance of the term of the Agreement.

                  9.       SEVERANCE; CHANGE IN CONTROL.

                           (a) If the Company terminates the Executive for any
reason other than "for cause" as provided in paragraph 8, above, then the Executive shall be entitled to receive severance compensation for a period of two years (or the remainder of the Executive's term if shorter) following termination, at a rate equal to the Executive's base salary as of the date of termination. In addition, the Executive shall be entitled to receive all medical, insurance and other benefits as provided hereunder for the remainder of the term of the Agreement and the bonus payment provided in paragraph 2(b) for the year in which the Executive was terminated.

                           (b) In addition, should a Change in Control (as
defined below) of the Company occur and the Executive's employment is terminated within two years thereafter (except if "for cause" as provided in paragraph 8 above), the Executive shall be entitled to a special lump sum severance payment equal to two years base salary and bonus, with all insurance, medical and other benefits to be provided to the Executive for the remainder of the term of the Agreement.

                           (c) As used in this Agreement, a "Change in Control"
is any of the following:

                           (i) the acquisition of 25% or more of the outstanding voting stock of the Company by any person or entity with the exception of the Executive or Allen C. Harper;

                           (ii) the persons serving as directors of the Company as of the date hereof, and those replacements or additions subsequently approved, cease to make up at least one-half of the Board;

                           (iii) a merger, consolidation or share exchange in which the shareholders of the Company prior to the merger wind up owning 80% or less of the surviving corporation; or

                           (iv) a complete liquidation on dissolution of the Company or disposition of all or substantially all of the assets of the Company.



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                  10. ENTIRE AGREEMENT. This Agreement contains the entire
agreement concerning employment arrangements between the Company and Executive and supersedes all prior written and oral understandings of the parties with respect thereto. This Agreement may not be changed except by a writing signed by the party against whom the enforcement of any waiver, change, extension, modification or discharge is sought.

                  11. NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and delivered in person or sent by certified mail to the party involved at the address shown on the signature page, or to such other address as either party may specify to the other in writing. The date two days after the date of mailing of such notice shall be deemed to be the date of delivery thereof.

                  12. ASSIGNMENT. This Agreement shall inure to the benefit of, and shall be binding upon, the Company, and its successors and assigns.

                  13. SEVERABILITY. In the event any term, paragraph or provision of this Agreement or its application to any circumstances shall to any extent be deemed invalid or unenforceable, the remainder of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

                  14. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida. Exclusive venue for any proceedings shall be brought in Miami-Dade County, Florida only.

                  15. CONSULTATION OF ATTORNEYS. The Company and Executive acknowledge that they each have had the opportunity to consult its or his respective attorney with respect to this Agreement and that they each understand its contents.

                  16. GENDER REFERENCE. Wherever appropriate, the masculine gender may include the feminine or neuter, and the singular may include the plural and vice versa.



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                  IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first written above.

                                  "Company"
                                  FIRST RESERVE, INC.
Witnesses:

 _______________________          By: /S/ RONALD A. SHUFFIELD
                                  Its: President
 _______________________
                                  Address:          1360 S. Dixie Highway
                                                    Coral Gables, FL 33146


                                  "Executive"
Witnesses:

_______________________           /S/ ALLEN C. HARPER
                                  Allen C. Harper

_______________________           Address:


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